As filed with the Securities and Exchange Commission on March 30, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

PFIZER INC.
(Exact name of registrant as specified in its charter)

DELAWARE	13-5315170
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
235 East 42nd Street, New York, NY 10017
(212) 573-2323
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MARGARET M. FORAN, ESQ.
Senior Vice President—Corporate Governance, Associate General Counsel
and Corporate Secretary
235 East 42nd Street
New York, NY 10017
(212) 573-2323
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:
Andrew Pitts, Esq.
Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of
securities to be	Amount to be Registered/Proposed Maximum Offering Price Per Unit/
Registered	Proposed Maximum Aggregate Offering Price/Amount of Registration Fee
Debt Securities
Common Stock
Preferred Stock
Warrants	(1) (2)
Depositary Shares
Purchase Contracts
Guarantees
Units (2)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)	Pursuant to Rule 457(p), $89,700 of the filing fees paid with respect to registrant’s registration statement 333-100853, filed on October 30, 2002, which relate to securities which remain unsold are being offset against registration fees due. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all other registration fees.

(3)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

PROSPECTUS
PFIZER INC.
DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
DEPOSITARY SHARES
PURCHASE CONTRACTS
UNITS

     We may from time to time offer to sell debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts, guarantees or units. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplements carefully before you invest.
     Our Common Stock is listed on the New York Stock Exchange under the symbol “PFE”.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is March 30 , 2007
     If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. We may sell any combination of the securities described in this prospectus from time to time.
     The types of securities that we may offer and sell from time to time pursuant to this prospectus are:
•	debt securities;

•	common stock;

•	preferred stock;

•	warrants;

•	depositary shares;

•	purchase contracts;

•	guarantees; and

•	units consisting of any of the securities listed above.
     Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:
•	the type and amount of securities that we propose to sell;

•	the initial public offering price of the securities;

•	the names of any underwriters or agents through or to which we will sell the securities;

•	any compensation of those underwriters or agents; and

•	information about any securities exchanges or automated quotations systems on which the securities will be listed or traded.
     In addition, the prospectus supplement may also add, update or change the information contained in this prospectus.
     Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

THE COMPANY
     We are a research-based global pharmaceutical company. We discover, develop, manufacture and market leading prescription medicines for humans and animals.
     We operate in one business segment, pharmaceuticals, which includes:
•	Prescription pharmaceuticals for treating cardiovascular diseases, infectious diseases, central nervous system disorders, diabetes, urogenital conditions, allergies, arthritis and other disorders;

•	Products for food animals and companion animals; and

•	The manufacture of empty gelatin capsules.
     All references to us in this prospectus include Pfizer Inc. and its subsidiaries, unless the context clearly indicates otherwise.
     Our principal executive offices are located at 235 East 42nd Street, New York, NY 10017 and our telephone number is (212) 573-2323.
RATIO OF EARNINGS TO FIXED CHARGES
     Our consolidated ratio of earnings to fixed charges for each of the fiscal years ended December 31, 2002 through 2006 is set forth below. For the purpose of computing these ratios, “earnings” consists of income from continuing operations before provision for taxes on income, minority interests and cumulative effect of a change in accounting principle less minority interests adjusted for fixed charges, excluding capitalized interest. “Fixed charges” consists of interest expense (which includes amortization of debt discount and expenses) capitalized interest and one-third of rental expense which we believe to be a conservative estimate of an interest factor in our leases. It is not practicable to calculate the interest factor in a material portion of our leases. The ratio was calculated by dividing the sum of the fixed charges into the sum of the earnings from continuing operations before taxes and fixed charges.

	Year Ended December 31
	2006	2005	2004	2003	2002
Ratio of earnings to fixed charges	20.4	17.9	26.9	7.0	33.5
USE OF PROCEEDS
     Unless the applicable prospectus supplement indicates otherwise, we intend to use net proceeds from the sale of the debt securities for general corporate purposes, including the refinancing of existing debt. We may temporarily invest funds that are not immediately needed for these purposes in short-term marketable securities.

DESCRIPTION OF DEBT SECURITIES
     The debt securities covered by this prospectus will be our direct unsecured obligations. The debt securities will be issued in one or more series under an indenture dated as of January 30, 2001, between us and The Bank of New York Trust Company, N.A., as successor to JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as trustee.
     This prospectus briefly outlines some of the indenture provisions. The indenture has been filed as an exhibit to the registration statement and you should read the indenture carefully for provisions that may be important to you.
     We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. A prospectus supplement relating to original issue discount securities will describe Federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in a prospectus supplement relating to any of these types of debt securities. A prospectus supplement relating to indexed debt securities or foreign currency debt securities will also describe any additional tax consequences or other special considerations applicable to these types of debt securities.
     In addition, the material specific financial, legal and other terms particular to debt securities of each series will be described in the prospectus supplement relating to the debt securities of that series.
General
     The debt securities will rank equally with all of our other unsecured and unsubordinated debt. The indenture does not limit the amount of debt we may issue under the indenture or otherwise. We may issue the debt securities in one or more series with the same or various maturities, at par or a premium or with original issue discount. We may reopen a previous issue of debt securities and issue additional debt securities of the series.
     The prospectus supplement relating to any debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•	the title and type of the debt securities;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	the date or dates on which the principal of the debt securities will be payable;

•	whether the debt securities will be denominated in, and whether the principal of and any premium and any interest on the debt securities will be payable in, U.S. dollars or any foreign currency or foreign currency units;

•	the interest rate or rates, if any, which the debt securities will bear, the date or dates from which any interest will accrue, the interest payment dates for the debt securities and the regular record date for any interest payable on any interest payment date;

•	any index or other special method we will use to determine the amount of principal or any premium or interest we will pay on the debt securities of the series;

•	any optional or mandatory redemption periods;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	whether the debt securities are to be issued in individual certificates to each holder or in the form of global securities held by a depositary on behalf of holders;

•	any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•	any terms upon which the debt securities may be convertible into or exchanged for other debt securities or indebtedness or other securities of any other issuer or obligor; and

•	any other specific terms of the debt securities.
     The prospectus supplement relating to the debt securities of the series will be attached to the front of this prospectus.
     We may issue debt securities other than the debt securities described in this prospectus. There is no requirement that any other debt securities that we issue be issued under the indenture. Thus, any other debt securities that we issue may be issued under other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issues of the debt securities described in this prospectus.
Consolidation, Merger or Sale
     We have agreed not to consolidate with or merge into any other corporation or convey or transfer or lease substantially all of our properties and assets to any person, unless:
     (a) the successor corporation expressly assumes by a supplemental indenture the due and punctual payment of the principal of and any premium or any interest on all the debt securities and the performance of every covenant in the indenture that we would otherwise have to perform as if it were an original party to the indenture; and
     (b) we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture comply with these provisions.
     The successor corporation will assume all our obligations under the indenture as if it were an original party to the indenture. After assuming such obligations, the successor corporation will have all our rights and powers under the indenture.
Modification of Indenture
     Under the indenture our rights and obligations and the rights of the holders may be modified if the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to it. No modification of the maturity date or principal or interest payment terms, no modification of the currency for payment, no impairment of the right to sue for the enforcement of payment at the maturity of the debt security, no modification of any conversion rights and no modification reducing the percentage required for modifications or modifying the foregoing requirements or redoing the percentage required to waive certain specified covenants, is effective against any holder without its consent.

Events of Default
     When we use the term “Event of Default” in the indenture, here are some examples of what we mean.
     An Event of Default occurs if:
•	we fail to make the principal or any premium payment on any debt security when due;

•	we fail to make any sinking fund payment for 60 days after payment was due;

•	we fail to pay interest on any debt security for 60 days after payment was due;

•	we fail to perform any other covenant in the indenture and this failure continues for 90 days after we receive written notice of it; or

•	we or a court take certain actions relating to the bankruptcy, insolvency or reorganization of our company.
     The supplemental indenture or the form of security for a particular series of debt securities may include additional Events of Default or changes to the Events of Default described above. The Events of Default applicable to a particular series of debt securities will be discussed in the prospectus supplement relating to such series. A default under our other indebtedness will not be a default under the indenture for the debt securities covered by this prospectus, and a default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of debt securities of any default (except for defaults that involve our failure to pay principal or interest) if it considers such withholding of notice to be in the best interests of the holders.
     If an Event of Default with respect to outstanding debt securities of any series occurs and is continuing, then the trustee or the holders of at least 33% in principal amount of outstanding debt securities of that series may declare, in a written notice, the principal amount (or specified amount) plus accrued and unpaid interest on all debt securities of that series to be immediately due and payable. At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in principal amount of the outstanding debt securities may rescind and annul the acceleration if:
•	the holders act before the trustee has obtained a judgment or decree for payment of the money due;

•	we have paid or deposited with the trustee a sum sufficient to pay overdue interest and overdue principal other than the accelerated interest and principal; and

•	we have cured or the holders have waived all Events of Default, other than the non-payment of accelerated principal and interest with respect to debt securities of that series, as provided in the indenture.
     We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of the discount securities upon the occurrence of an Event of Default.
     If a default in the performance or breach of the indenture shall have occurred and be continuing, the holders of not less than a majority in principal amount of the outstanding securities of all series, by notice to the trustee, may waive any past Event of Default or its consequences under the indenture. However, an Event of Default cannot be waived with respect to any series of securities in the following two circumstances:
•	a failure to pay the principal of, and premium, if any, or interest on any security or in the payment of any sinking fund installment; or

•	a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding securities of that series.
     Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount outstanding of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.
     We are required to deliver to the trustee an annual statement as to our fulfillment of all of our obligations under the indenture.
Payment and Transfer
     We will pay principal, interest and any premium on fully registered securities at the place or places designated by us for such purposes. We will make payment to the persons in whose names the debt securities are registered on the close of business on the day or days specified by us. Any other payments will be made as set forth in the applicable prospectus supplement. Holders may transfer or exchange fully registered securities at the corporate trust office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.
Global Securities
     We may issue the securities in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. We may issue the global securities in either registered or bearer form in either temporary or permanent form. We will describe the specific terms of the depositary arrangement with respect to a series of securities in the applicable prospectus supplement.
     You may transfer or exchange certificated securities at any office we maintain for this purpose in accordance with the terms of the indenture. We will not charge a service fee for any transfer or exchange of certificated securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge we are required to pay in connection with a transfer or exchange.
     You may effect the transfer of certificated securities and the right to receive the principal, premium and interest on certificated securities only by surrendering the certificate representing those certificated securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
     We are not required to:
•	register, transfer or exchange securities of any series during a period beginning at the opening of business 15 days before the day we transmit a notice of redemption of securities of the series selected for redemption and ending at the close of business on the day of the transmission, or

•	to register, transfer or exchange any security so selected for redemption in whole or in part, except the unredeemed portion of any security being redeemed in part.
     The applicable prospectus supplement will describe the specific terms of the depositary arrangement with respect to the applicable securities of that series. We anticipate that the following provisions will apply to all depositary arrangements.
     Once a global security is issued, the depositary will credit on its book-entry system the respective principal amounts of the individual securities represented by that global security to the accounts of institutions that have accounts with the depositary. These institutions are known as participants. The underwriters for the securities will designate the accounts to be credited. However, if we have offered or sold the securities either directly or through agents, we or the agents will designate the appropriate accounts to be credited.
     Ownership of beneficial interest in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interest in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary’s participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of securities. Such limits and such laws may limit the market for beneficial interests in a global security.
     So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the securities represented by the global security for all purposes under the indenture. Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security:
•	will not be entitled to have securities represented by global securities registered in their names;

•	will not receive or be entitled to receive physical delivery of securities in definitive form; and

•	will not be considered owners or holders of these securities under the indenture.
     Payments of principal, any premium and interest on the individual securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee as the holder of that global security. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests and each of us and the trustee may act or refrain from acting without liability on any information provided by the depositary.
     We expect that the depositary, after receiving any payment of principal, any premium or interest in respect of a global security, will immediately credit the accounts of the participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.
     Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like tenor in authorized denominations only if the depositary notifies us that it is unwilling or unable to continue as the depositary and a successor depositary is not appointed by us within 90 days or we, in our discretion, determine not to require all of the debt securities of a series to be represented by a global security and notify the trustee of our decision.
Defeasance
     When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at our option:
•	we will be discharged from our obligations with respect to the debt securities of such series; or

•	we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain Events of Default will no longer apply to us.

     If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Such holders may look only to such deposited funds or obligations for payment.
     To exercise our defeasance option, we must deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for Federal income tax purposes.
Concerning the Trustee
     The trustee, JPMorgan Chase Bank, has provided banking and investment services to us in the past and may do so in the future as a part of its regular business.
DESCRIPTION OF CAPITAL STOCK
General
Common Stock
     Under Pfizer’s restated certificate of incorporation (the “certificate of incorporation”), Pfizer is authorized to issue up to 12 billion shares of common stock. The common stock is not redeemable, does not have any conversion rights and is not subject to call. Holders of shares of common stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of stock of Pfizer. Holders of shares of common stock have one vote per share in all elections of directors and on all other matters submitted to vote of stockholders of Pfizer. The holders of common stock are entitled to receive dividends, if any, as and when declared from time to time by the board of directors of Pfizer out of funds legally available therefore. Upon liquidation, dissolution or winding up of the affairs of Pfizer, the holders of common stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in the net assets of Pfizer available for distribution to holders of common stock. The shares of common stock currently outstanding are fully paid and nonassessable. As of February 20, 2007, there were approximately 7,086,916,026 shares of common stock issued and outstanding.
Preferred Stock
     Under the certificate of incorporation, Pfizer is authorized to issue up to 27 million shares of preferred stock. The preferred stock my be issued in one or more series, and the board of directors of Pfizer is expressly authorized (i) to fix the descriptions, powers, preferences, rights, qualifications, limitations, and restrictions with respect to any series of preferred stock and (ii) to specify the number of shares of any series of preferred stock. As of February 20, 2007, there were 7,500 shares of preferred stock issued and outstanding.
DESCRIPTION OF OTHER SECURITIES
     We will set forth in the applicable prospectus supplement a description of any warrants, depositary shares, purchase contracts, guarantees or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION
     We may sell the offered securities
•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a number of direct sales or auctions performed by utilizing the Internet or a bidding or ordering system.
     We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.
Sale Through Underwriters
     If we use underwriters in the sale, such underwriters will acquire the debt securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.
Sale Through Agents
     We may sell offered debt securities through agents designated by us. Unless indicated in the prospectus supplement, the agents have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.
Direct Sales
     We may also sell offered debt securities directly. In this case, no underwriters or agents would be involved.
Sale Through the Internet
     We may from time to time offer debt securities directly to the public, with or without the involvement of agents, underwriters or dealers, and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such debt securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms at which such securities are sold.
     Such a bidding or ordering system may present to each bidder, on a real-time basis, relevant information to assist you in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Typically the clearing spread will be indicated as a number of basis points above an index treasury note. Other pricing methods may also be used. Upon completion of such an auction process securities will be allocated based on prices bid, terms of bid or other factors.
     The final offering price at which debt securities would be sold and the allocation of debt securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of Internet auction or pricing and allocation systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of debt securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement.
     If an offering is made using such bidding or ordering system you should review the auction rules, as described in the prospectus supplement, for a more detailed description of such offering procedures.
General Information
     Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement.
     We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.
VALIDITY OF SECURITIES
     Margaret M. Foran, our Senior Vice President-Corporate Governance, Associate General Counsel and Corporate Secretary, will pass upon the validity of the securities for us.
EXPERTS
     The consolidated balance sheets of Pfizer Inc. and Subsidiary Companies as of December 31, 2006 and 2005 and the related consolidated statements of income, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2006, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, also incorporated by reference in this prospectus, and upon the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings are also available to the public from commercial document retrieval services. These filings are also available at the Internet website maintained by the SEC at http://www.sec.gov.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERNCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

     We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.
•	Pfizer’s Annual report on Form 10-K (including the portions of our proxy statement for our 2006 annual meeting of stockholders incorporated by reference therein) for the year ended December 31, 2006;

•	Pfizer’s Current reports on Form 8-K filed January 22, 2007 and February 27, 2007.
     We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the securities. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. We are not incorporating by reference any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we may file with the SEC, unless otherwise specified in such current report.
     You may obtain copies of any of these filings through Pfizer as described below, through the SEC or through the SEC’s Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the Internet at:
Corporate Secretary
Pfizer Inc.
235 East 42nd Street
New York, NY 10017
(212) 573-2323
www.pfizer.com
     THE INFORMATION CONTAINED IN OUR WEBSITE DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

PART II
Item 14. Other Expenses of Issuance and Distribution.*
The following table sets forth the estimated fees and expenses payable by the Company in connection with the registration of the securities registered hereby:

SEC registration fees	$	*
Trustees’ and transfer agents’ fees		50,000
Costs of printing and engraving		100,000
Accounting fees		50,000
Rating agency fees		1,500,000
Miscellaneous		10,000

Total		$1,710,000

*	In accordance with Rule 456(b), we are deferring payment of the registration fee for the securities offered by this prospectus.
Item 15. Indemnification of Directors and Officers.
     Section 145 of the General Corporation Law of Delaware permits a corporation to indemnify any person who is or has been a director, officer, employee or agent of the corporation or who is or has been serving as director, officer, employee or agent of another corporation, organization or enterprise at the request of the corporation, against all liability and expenses (including, but not limited to, attorneys’ fees and disbursements and amounts paid in settlement or in satisfaction of judgments or as fines or penalties) incurred or paid in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, in which he/she may be involved by reason of the fact that he/she served or is serving in these capacities, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his/her conduct was unlawful. In the case of a claim, action, suit or proceeding made or brought by or in the right of the corporation to procure a recovery or judgment in its favor, the corporation shall not indemnify such person in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation for negligence or misconduct in the performance of his/her duty to the corporation, except for such expenses as the court may allow. Any such person who has been wholly successful on the merits or otherwise with respect to any such claim, action, suit or proceeding or with respect to any claim, issue or matter therein, shall be indemnified as of right against all expenses in connection therewith or resulting therefrom.
     Pursuant to Article V, Section 1 of our By-Laws, we will indemnify directors and officers to the fullest extent permitted by applicable law as it presently exists or is amended. We are insured against actions taken under our By-Laws and the directors and officers are insured directly at our expense against such liabilities for which indemnification is not made. We have entered into agreements with our directors and certain of our officers requiring us to indemnify such persons to the fullest extent permitted by our By-Laws.
Item 16. Exhibits.
1	Form of Underwriting Agreement (incorporated by reference to our Registration Statement on Form S-3 (Registration No. 333-48382))

4	Indenture between Pfizer Inc. and The Chase Manhattan Bank, N.A. (incorporated by reference to our Registration Statement on Form S-3 (Registration No. 333-48382))

5	Opinion of Counsel and Consent of Margaret M. Foran, Esq., Senior Vice President—Corporate Governance, Associate General Counsel and Corporate Secretary of Pfizer Inc.

12	Computation of Ratio of Earnings to Fixed Charges

15	Acknowledgement of KPMG LLP

23.1	Consent of Margaret M. Foran, Esq., Senior Vice President—Corporate Governance, Associate General Counsel and Corporate Secretary of Pfizer Inc. (included as part of Exhibit 5)

23.2	Consent of KPMG LLP

24	Power of Attorney (included as part of the signature page hereto)

25	Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended
Item 17. Undertakings:
     The undersigned registrant undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
     (iii) To include any material information relating to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that is part of the registration statement.
     (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf o the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (6) That, for purposes of determining any liability under the Securities Act of 1933 of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Under the requirements of the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this Registration Statement to be signed on its behalf by the authorized signer in The City of New York, State of New York, on the 30th day of March, 2007.

Pfizer Inc. Registrant
By:	/s/ Jeffery B. Kindler
Jeffrey B. Kindler,
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

     Each person whose signature appears below hereby constitutes and appoints Margaret M. Foran, Charles F. Raeburn and Gene A. Capello and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jeffrey B. Kindler Jeffrey B. Kindler	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	March 30, 2007
/s/ Alan G. Levin Alan G. Levin	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 30, 2007
/s/ Loretta V. Cangialosi Loretta V. Cangialosi	Vice President—Controller (Principal Accounting Officer)	March 30, 2007
/s/ Dennis A. Ausiello Dennis A. Ausiello	Director	March 30, 2007
/s/ Michael S. Brown Michael S. Brown	Director	March 30, 2007
/s/ M. Anthony Burns M. Anthony Burns	Director	March 30, 2007
/s/ Robert N. Burt Robert N. Burt	Director	March 30, 2007

Signature	Title	Date
/s/ W. Don Cornwell W. Don Cornwell	Director	March 30, 2007
/s/ William H. Gray, III William H. Gray, III	Director	March 30, 2007
/s/ Constance J. Horner Constance J. Horner	Director	March 30, 2007
/s/ William R. Howell William R. Howell	Director	March 30, 2007
/s/ Stanley O. Ikenberry Stanley O. Ikenberry	Director	March 30, 2007
/s/ George A. Lorch George A. Lorch	Director	March 30, 2007
/s/ Dana G. Mead Dana G. Mead	Director	March 30, 2007
/s/ Ruth J. Simmons Ruth J. Simmons	Director	March 30, 2007
/s/ William C. Steere, Jr. William C. Steere, Jr.	Director	March 30, 2007
EXHIBIT INDEX

Exhibit
Number	Exhibit
5	Opinion of Counsel and Consent of Margaret M. Foran, Esq., Senior Vice President—Corporate Governance, Associate General Counsel and Corporate Secretary of Pfizer Inc.

12	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Margaret M. Foran, Esq., Senior Vice President—Corporate Governance, Associate General Counsel and Corporate Secretary of Pfizer Inc. (included as part of Exhibit 5)

23.2	Consent of KPMG LLP

24	Power of Attorney (included as part of the signature page hereto)

25	Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended